EXHIBIT 11.1

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS



                                                                  Number                Days
Description                                  Date               of Shares           Outstanding

Common stock issued in                     8/1/95 to           3,5000,000               153                 535,500,000
acquisition of assets                      12/31/95
                                                                                                         (divide)   153
                                                                                                     ------------------
 Weight average shares outstanding for the five months
         ended December 31, 1995                                                                              3,500,000
                                                                                                      ==================



                                                                  Number                Days
Description                                  Date               of Shares           Outstanding

Beginning Common Stock                     1/1/96 to            3,500,000               180                 630,000,000
                                            6/28/96

Issuance of Common Stock                  6/29/96 to            3,645,833                94                 342,708,302
                                            9/30/96
                                                                                                            972,708,302

                                                                                                           (divide) 274
                                                                                                     ------------------
Weight average shares outstanding for the nine months
         ended September 30, 1996                                                                             3,550,030
                                                                                                     ==================



                                                                 Number               Days
Description                                  Date               of Shares          Outstanding

Beginning Common Stock                     8/1/95 to            3,500,000             333                1,165,500,000
                                            6/28/96

Issuance of Common Stock                  6/29/96 to            3,645,833              94                  342,708,302
                                            9/30/96
                                                                                                         1,508,208,302

                                                                                                         (divide)  427
                                                                                                   --------------------
Weight average shares outstanding for the period from August 1, 1995
         through September 30, 1996                                                                          3,532,104
                                                                                                   ====================

                                       74
